UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 29, 2016

Microbot Medical Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19871	94-3078125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 HaMada St.,

Yokneam 2069204, Israel

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: +972-4-8200-710

StemCells, Inc.

39899 Balentine Drive, Suite 200

Newark, CA 94560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 29, 2016, Microbot Medical Inc. (formerly known as StemCells, Inc.; the “Company”), together with two of its wholly-owned subsidiaries, Stem Cell Sciences Holdings Limited and StemCells California, Inc. (collectively, with the Company, the “Sellers”), completed its previously announced asset sale transaction (the “Asset Sale”) with BOCO Silicon Valley, Inc., a California corporation and wholly-owned subsidiary of Bright Oceans Corporation (“BOCO US”).

The Asset Sale was effected pursuant to an Asset Purchase Agreement, dated November 11, 2016, by and among the Sellers and BOCO US (the “Asset Purchase Agreement”).

Pursuant to the terms and subject to the conditions set forth in the Asset Purchase Agreement, the Sellers sold to BOCO US certain stem and progenitor cell lines that have been researched, studied or manufactured by the Company since 2007 (the “Cell Lines”) and certain other tangible and intangible assets, including intellectual property and books and records, related to the foregoing (together with the Cell Lines, the “Assets”) in exchange for $4,000,000 in cash (the “Asset Consideration”). Of the Asset Consideration, $300,000 was provided to the Company prior to November 11, 2016 in exchange for the Sellers’ agreement not to solicit or reach any agreement with any third party pertaining to the sale of the Assets, and $400,000 will remain in a twelve-month escrow for the benefit of BOCO US to satisfy certain indemnification obligations of the Sellers which may arise. In addition, sixteen former employees of the Company received, in the aggregate, $495,000, representing 15% of the Asset Consideration paid or released to the Company on or prior to the closing, in accordance with their June 2016 agreements with the Company under which each accepted a more than 50% reduction in his or her severance award otherwise payable.

The Asset Purchase Agreement contains certain covenants prohibiting the Sellers from, during the four-year period immediately following the completion of the Asset Sale, (a) engaging in or having certain financial interests in a business that is engaged in the research, development or commercialization of the Cell Lines, or (b) soliciting for employment employees of BOCO US.

Other than the Asset Purchase Agreement, there are no material relationships between the Sellers and BOCO US or any of their respective affiliates.

The foregoing description of the Asset Sale and the Asset Purchase Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2016.

Item 8.01. Other Events.

On December 1, 2016, the Company issued a press release announcing the completion of the Asset Sale, pursuant to the Asset Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microbot Medical Inc.

By:	/s/ Harel Gadot

Harel Gadot Chairman and Chief Executive Officer

Date: December 2, 2016